Exhibit 99.1

Press Release

Spirit Realty Capital, Inc.

Announces Second Quarter of 2021

Financial and Operating Results

- Announces Increase in Common Stock Quarterly Dividend from $0.625 per Share to $0.638 per Share -

- Generated Net Income of $0.74 per Share, FFO of $1.00 per Share and AFFO of $0.86 per Share -

- Invested $283.7 Million in Acquisitions -

Dallas, TX— August 3, 2021 —Spirit Realty Capital, Inc. (NYSE: SRC) ("Spirit" or the "Company"), a net-lease real estate investment trust ("REIT") that invests in single-tenant, operationally essential real estate, today reported its financial and operating results for the second quarter ended June 30, 2021.

HIGHLIGHTS

•

Announces that the Board of Directors declared an increase in the Company’s quarterly common stock cash dividend from $0.625 per share to $0.638 per share, an increase of 2%, representing a new annualized dividend of $2.552 per share. Stockholders of record as of Thursday, September 30, 2021 will receive the cash dividend on Friday, October 15, 2021.

•	Generated net income of $0.74 vs a net loss of $(0.03) per diluted share, FFO of $1.00 vs $0.68 per share and AFFO of $0.86 vs $0.71 per share, compared to the same quarter in 2020.
•

Invested $283.7 million in the second quarter for the acquisition of 18 properties, with an initial weighted average cash yield of 7.07% and an economic yield of 7.84%. Additionally, acquired 22 golf clubs in July 2021 for $230.8 million, with an initial cash yield of 7.40% and an economic yield of 8.88%.

•	Generated $74.6 million in gross proceeds from the disposition of 11 properties, with a weighted average capitalization rate of 4.00% on four income producing properties.
•

Issued 4.1 million shares of common stock to settle certain forward contracts, generating net proceeds of $145.5 million and entered into new forward contracts to issue 0.5 million shares of common stock at a weighted average forward price of $47.59. As of June 30, 2021, Spirit had unsettled forward contracts for 1.9 million shares of common stock.

•	Extinguished the remaining $190.4 million of 2021 Convertible Notes in cash.
•	Adjusted Debt to Annualized Adjusted EBITDAre of 5.0x or 4.9x assuming the settlement of the 1.9 million open forward equity contracts.
•	Produced strong operational performance, with occupancy of 99.7%, Lost Rent of 0.9% (or 0.2% excluding movie theaters) and Property Cost Leakage of 1.9%.
•

Had Corporate Liquidity of $0.9 billion as of June 30, 2021, comprised of availability under the 2019 Credit Facility, cash and cash equivalents and available proceeds from unsettled forward equity contracts.

CEO COMMENTS

“The second quarter marks a key milestone for Spirit as we return to dividend growth, supported by accelerating earnings, an outstanding portfolio and strong deal execution. As we continue to execute our strategy, harnessing a disciplined and transparent investment approach, I am confident that we can deliver the promises originally communicated at our Investor Day in 2019,” stated Jackson Hsieh, President and Chief Executive Officer.

1 | Page

DIVIDEND

For the second quarter of 2021, the Board of Directors declared a quarterly cash dividend of $0.625 per share of common stock, representing an annualized rate of $2.50 per share. The Board of Directors also declared a quarterly cash dividend of $0.375 per preferred share. The quarterly common dividend was paid on July 15, 2021 to stockholders of record as of June 30, 2021 and the preferred dividend was paid on June 30, 2021 to stockholders of record as of June 15, 2021.

For the third quarter of 2021, the Board of Directors declared a quarterly cash dividend of $0.638 per share of common stock, representing an annualized rate of $2.552 per share. The Board of Directors also declared a quarterly cash dividend of $0.375 per preferred share. The quarterly common dividend will be paid on October 15, 2021 to stockholders of record as of September 30, 2021 and the preferred dividend will be paid on September 30, 2021 to stockholders of record as of September 15, 2021.

2021 GUIDANCE

The Company raised its guidance for fiscal year 2021:

•	AFFO of $3.24 to $3.30 per share and
•	Net capital deployment of $0.8 billion to $1.0 billion (comprising acquisitions, revenue producing capital expenditures and development deals, net of dispositions).

EARNINGS WEBCAST AND CONFERENCE CALL TIME

The Company's second quarter 2021 earnings conference call is scheduled for Wednesday, August 4, 2021 at 9:30am Eastern Time. Interested parties can listen to the call via the following:

Internet:	Go to www.spiritrealty.com and select the investor relations page at least 15 minutes prior to the start time of the call in order to register, download and install any necessary audio software.

Phone:	No access code required.

(877) 407-9208 (Domestic) / (201) 493-6784 (International)

Replay:	Available through August 18, 2021 with access code 13721012.

(844) 512-2921 (Domestic) / (412) 317-6671 (International)

SUPPLEMENTAL PACKAGES

A supplemental financial and operating report and associated addenda that contain non-GAAP measures and other defined terms, along with this press release, have been posted to the investor relations page of the Company's website at www.spiritrealty.com.

ABOUT SPIRIT REALTY

Spirit Realty Capital, Inc. (NYSE: SRC) is a premier net-lease REIT that primarily invests in single-tenant, operationally essential real estate assets, subject to long-term leases.

As of June 30, 2021, our diverse portfolio consisted of 1,887 owned properties across 48 states, with an aggregate leasable area of 45.3 million square feet within retail, industrial, office and other buildings. Our properties were leased to 306 tenants operating in over 28 industries. More information about Spirit Realty Capital can be found on the investor relations page of the Company's website at www.spiritrealty.com.

INVESTOR CONTACT

Investor Relations

(972) 476-1403

InvestorRelations@spiritrealty.com

2 | Page

FORWARD-LOOKING AND CAUTIONARY STATEMENTS

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act of 1934, as amended. When used in this press release, the words “estimate,” “anticipate,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “seek,” “approximately” or “plan,” or the negative of these words or similar words or phrases that are predictions of or indicate future events or trends and which do not relate solely to historical matters are intended to identify forward-looking statements. You can also identify forward-looking statements by discussions of strategy, plans or intentions of management. Forward-looking statements involve numerous risks and uncertainties and you should not rely on them as predictions of future events. Forward-looking statements depend on assumptions, data or methods that may be incorrect or imprecise, and Spirit may not be able to realize them. Spirit does not guarantee that the transactions and events described will happen as described (or that they will happen at all). The following risks and uncertainties, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: industry and economic conditions; volatility and uncertainty in the financial markets, including potential fluctuations in the CPI; Spirit's success in implementing its business strategy and its ability to identify, underwrite, finance, consummate, integrate and manage diversifying acquisitions or investments; the financial performance of Spirit's retail tenants and the demand for retail space; Spirit's ability to diversify its tenant base; the nature and extent of future competition; increases in Spirit's costs of borrowing as a result of changes in interest rates and other factors; Spirit's ability to access debt and equity capital markets; Spirit's ability to pay down, refinance, restructure and/or extend its indebtedness as it becomes due; Spirit's ability and willingness to renew its leases upon expiration and to reposition its properties on the same or better terms upon expiration in the event such properties are not renewed by tenants or Spirit exercises its rights to replace existing tenants upon default; the impact of any financial, accounting, legal or regulatory issues or litigation that may affect Spirit or its major tenants; Spirit's ability to manage its expanded operations; Spirit's ability and willingness to maintain its qualification as a REIT under the Internal Revenue Code of 1986, as amended; the impact on Spirit’s business and those of its tenants from epidemics, pandemics or other outbreaks of illness, disease or virus (such as the strain of coronavirus known as COVID-19); and other risks inherent in the real estate business, including tenant defaults, potential liability relating to environmental matters, illiquidity of real estate investments and potential damages from natural disasters discussed in Spirit's most recent filings with the Securities and Exchange Commission (“SEC”), including its Annual Report on Form 10-K for the year ended December 31, 2020 and subsequent Quarterly Reports on Form 10-Q. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this press release. While forward-looking statements reflect Spirit's good faith beliefs, they are not guarantees of future performance. Spirit disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes, except as required by law.

NOTICE REGARDING NON-GAAP FINANCIAL MEASURES

In addition to U.S. GAAP financial measures, this press release and the referenced supplemental financial and operating report and related addenda contain and may refer to certain non-GAAP financial measures. These non-GAAP financial measures are in addition to, not a substitute for or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP financial measures should not be considered replacements for, and should be read together with, the most comparable GAAP financial measures. Definitions of non-GAAP financial measures, reconciliations to the most directly comparable GAAP financial measures and statements of why management believes these measures are useful to investors are included in the supplemental financial and operating report, which can be found in the investor relations page of our website.

(SRC:ER)

3 | Page

SPIRIT REALTY CAPITAL, INC.

Reconciliation of Non-GAAP Financial Measures

(In Thousands, Except Share and Per Share Data)

(Unaudited)

FFO and AFFO

(Unaudited)	Three Months Ended June 30,
	2021	2020
Net income (loss) attributable to common stockholders(1)	$85,336	$(3,001)
Portfolio depreciation and amortization	59,933	53,014
Portfolio impairments	7,800	21,049
Gain on disposition of assets	(37,507)	(658)
FFO attributable to common stockholders	$115,562	$70,404
Loss on debt extinguishment	10	—
Deal pursuit costs	257	14
Non-cash interest expense	2,344	3,400
Straight-line rent, net of uncollectible reserve	(21,428)	(4,392)
Other amortization and non-cash charges	(761)	133
Non-cash compensation expense	3,614	3,308
Costs related to COVID-19(2)	274	738
AFFO attributable to common stockholders(3)	$99,872	$73,605

Dividends declared to common stockholders	$74,436	$64,402
Dividends declared as a percent of AFFO	75%	87%

Net income (loss) per share of common stock – Basic	$0.74	$(0.03)
Net income (loss) per share of common stock – Diluted	$0.74	$(0.03)
FFO per share of common stock – Diluted(4)	$1.00	$0.68
AFFO per share of common stock – Diluted(4)	$0.86	$0.71

Weighted average shares of common stock outstanding – Basic	115,005,740	102,678,967
Weighted average shares of common stock outstanding – Diluted	115,557,555	102,678,967
Weighted average shares of common stock outstanding for non-GAAP measures - Diluted(4)	115,557,555	102,762,592
(1)	Net Income for the three months ended June 30, 2021 includes $7.0 million of recoveries related to prior period base cash rent not deemed probable of collection.
(2)	Costs related to COVID-19 are included in general and administrative expense and primarily relate to legal fees for executing rent deferral or abatement agreements.
(3)

AFFO for the three months ended June 30, 2021 and 2020 includes $9.1 million and $22.3 million, respectively, of deferred rental income recognized in conjunction with the FASB’s relief for deferral agreements extended as a result of the COVID-19 pandemic.

(4)

Weighted average shares of common stock for non-GAAP measures includes unvested market-based awards, which are dilutive for the non-GAAP calculations. Dividends paid and undistributed earnings allocated, if any, to unvested restricted stockholders are deducted from FFO and AFFO for the computation of the per share amounts. The following amounts were deducted:

	Three Months Ended June 30,
	2021	2020
FFO	$0.2 million	$0.2 million
AFFO	$0.2 million	$0.2 million

4 | Page

SPIRIT REALTY CAPITAL, INC.

Reconciliation of Non-GAAP Financial Measures

(In Thousands, Except Share and Per Share Data)

(Unaudited)

Adjusted Debt, EBITDAre and Adjusted EBITDAre

Adjusted Debt	June 30, 2021
2019 Credit Facility	$13,000
Senior Unsecured Notes, net	2,716,752
Mortgages payable, net	5,823
Total debt, net	2,735,575
Unamortized debt discount, net	11,441
Unamortized deferred financing costs	21,585
Cash and cash equivalents	(9,403)
Restricted cash	(58,154)
Adjusted Debt	2,701,044
Preferred Stock at liquidation value	172,500
Adjusted Debt + Preferred Stock	$2,873,544

Annualized Adjusted EBITDAre	Quarter Ended June 30, 2021
Net income	$87,924
Interest	26,170
Depreciation and amortization	60,074
Income tax expense	129
Gain on disposition of assets	(37,507)
Portfolio impairments	7,800
EBITDAre	144,590
Adjustments to revenue producing acquisitions and dispositions	1,564
Deal pursuit costs	257
Loss on debt extinguishment	10
Costs related to COVID-19(1)	274
Non-cash compensation expense	3,614
Adjusted EBITDAre	150,309
Adjustments related to straight-line rent(2)	(9,981)
Other adjustments for Annualized EBITDAre(3)	(5,272)
Annualized Adjusted EBITDAre	$540,224

Adjusted Debt / Annualized Adjusted EBITDAre(4)	5.0	x
Adjusted Debt + Preferred / Annualized Adjusted EBITDAre	5.3	x

(1)	Costs related to COVID-19 are included in general and administrative expense and primarily relate to legal fees for executing rent deferral or abatement agreements.
(2)	Adjustment relates to net recoveries related to prior period straight-line rent deemed not probable of collection.
(3)	Adjustment for amounts where annualization would not be appropriate is comprised of net recoveries related to prior period rent deemed not probable of collection and property costs.
(4)	Adjusted Debt / Annualized Adjusted EBITDAre would be 4.9x if all 1.9 million shares under open forward sales agreements had been settled on June 30, 2021.

5 | Page